Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to Form S-4 Registration Statement and related Proxy Statement/Prospectus pertaining to Electro Scientific Industries, Inc., of our reports dated July 3, 1996 included in the Electro Scientific Industries, Inc. Annual Report on Form 10-K for the fiscal year ended May 31, 1996 and to all references to our firm included in this Registration Statement and related Proxy Statement/Prospectus.




                                            ARTHUR ANDERSEN LLP




Portland, Oregon
April 1, 1997